EXHIBIT 1.2

                                  AMENDMENT TO
                 AGREEMENT AND DECLARATION OF TRUST, AS AMENDED

                                  EXHIBIT 1.2

                                   AMENDMENTS

                                       TO

                 Agreement and Declaration of Trust, as Amended

                               PHOENIX SERIES FUND

                        Amendment to Declaration of Trust

     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982, October 12, 1982, February 25, 1987, October 31, 1987 and June 21, 1994, and acting pursuant to ARTICLE VII Section 7.3 of said Declaration of Trust, hereby further amend said Declaration of Trust, effective July 15, 1994 by


(1) deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:


          Without limiting the authority of the Trustees set forth in Section
          4.1 to establish and designate any further Series, the following seven Series are hereby established and designated: "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", "Phoenix U.S. Stock Fund Series", "Phoenix High Yield Fund Series", "Phoenix Money Market Fund Series", and "Phoenix U.S. Government Securities Fund Series". All shares of beneficial interest of the Phoenix Stock Fund Series outstanding as of July 15, 1994 shall be classified as shares of the Phoenix U. S. Stock Fund Series.

WITNESS our hands this 24th day of August, 1994.


/s/ C. Duane Blinn                           /s/ Philip R. McLoughlin
--------------------------------             ---------------------------------
C. Duane Blinn                               Philip R. McLoughlin


/s/ Robert Chesek                            /s/ James M. Oates
--------------------------------             ---------------------------------
Robert Chesek                                James M. Oates


/s/ E. Virgil Conway                         /s/ Philip R. Reynolds
--------------------------------             ---------------------------------
E. Virgil Conway                             Philip R. Reynolds


/s/ Harry Dalzell-Payne                      /s/ Herbert Roth, Jr.
--------------------------------             ---------------------------------
Harry Dalzell-Payne                          Herbert Roth, Jr.


/s/ Leroy Keith, Jr.                         /s/ Richard E. Segerson
--------------------------------             ---------------------------------
Leroy Keith, Jr.                             Richard E. Segerson

                              PHOENIX SERIES FUND

                                 Certificate of
                       Amendment to Declaration of Trust

     The undersigned, being all of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust (the "Trust"), do hereby certify that, in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.2 and the authority conferred upon the Trustees of the Trust pursuant to Article VII, Section 7.3 of that certain Agreement and Declaration of Trust dated April 7, 1958, as amended (hereinafter collectively referred to as the "Declaration"), the Declaration is further amended in order to reflect the following modifications deemed necessary, proper and desirable in order to promote the interests of the Trust:

1. The first paragraph of Article IV, Section 4.1 is hereby deleted and the following is inserted in lieu thereof:

     The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, in one or more distinct and separate Series or Classes thereof as the Trustees from time to time may create and establish in accordance with Sections 4.2, 4.7 and 4.8 hereof, par value of $1.00 per share.

2. The first unnumbered paragraph of Article IV, Section 4.2 is hereby deleted and the following is inserted in lieu thereof:

     Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following seven Series are hereby established and designated: "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", "Phoenix High Yield Fund Series", "Phoenix Money Market Fund Series", "Phoenix Stock Fund Series", and "Phoenix U.S. Government Securities Fund Series".

3. The words "subject to Sections 4.7 and 4.8 hereof" are hereby inserted after the words "the following relative rights and preferences" appearing at the conclusion of the second unnumbered paragraph within Article IV, Section 4.2.

4.   Article IV, Section 4.7 is hereby added, to wit:

          Section 4.7. Class Designation. The Trustees, in their discretion, may authorize the division of the Shares of any Series into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of any Series shall, subject to

     Section 4.8, below, be identical to all other Shares of the same Series, except that there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to refer to Shares of any or all Classes as the context may require.

5.   Article IV, Section 4.8 is hereby added, to wit:

          Section 4.8. Dual Distribution System. Without in any manner limiting the rights of the Trustees pursuant to Section 4.7, above, the Trustees hereby divide the Shares of each of the Series described in Section 4.2, above, into two Classes. The Classes of each respective Series, so established, shall be designated as "Class A Shares" and "Class B Shares". The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing Classes:

          (a) The assets belonging to each Class shall be invested in the same investment portfolio as the applicable Series.

          (b) The dividends and distributions of investment income and capital gains with respect to each Class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions of each Class of a Series may vary from dividends and distributions of investment income and capital gains with respect to the other Class of that Series to reflect differing allocations of the expenses of the Trust between the holders of the two classes of such Series and any resultant differences between the net asset value per share of the two classes of such Series, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of each Series between the Class A Shares and the Class B Shares shall be determined by the Trustees in a manner that is consistent with the order dated September 13, 1993 (Investment Company Act of 1940 Release No. IC-19706) issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

          (c) Class A Shares (including fractional shares thereof) may be subject to an initial sales charge pursuant to the terms of the issuance of such Shares.

          (d) The proceeds of the redemption of Class B Shares (including a fractional share thereof) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such Shares.

          (e) The holders of Class A Shares and Class B Shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to each respective Class of a particular Series, and (ii) no voting rights with respect to provisions of any Plan applicable to the other Class of that Series, any other Series, or with regard to any other matter submitted to a vote of shareholders of the Trust which does not affect holders of that respective Class of such Series.

          (f)(i) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares of the same Series on the date that is the first business day following the month in which the eighth anniversary date of the date of the issuance of the Class B Share falls (the "Conversion Date"). With respect to Class B Shares issued in an exchange or series of exchanges for shares of shares of beneficial interest or common stock, as the case may be, of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.

          (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the aforedescribed applicable sub-account) convert to Class A Shares of the same Series, an equal pro-rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares of the same Series without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

          (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

          (iv) The number of shares of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (f)(i) and (f)(ii) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Shares (for purposes of sales and redemptions thereof on the Conversion
     Date) by the net asset value per share of the Class A Shares of the same Series (for purposes of sales and redemptions thereof on the Conversion
     Date).

          (v) On the Conversion Date, the Class B Shares converted into shares of Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Class A Shares of the same Series have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

6. The following is hereby added at the conclusion of the first paragraph appearing in Article IV, Section 4.2(i):

     The net asset value of a Share shall reflect all indebtedness, expenses and liabilities attributable to each applicable Class within each respective Series. The net asset value of a Share shall be determined by dividing the net asset value of each applicable Class of a particular Series by the number of Shares of that Class outstanding within that Series.

7. The following is hereby inserted at the conclusion of the first sentence within Article IV, Section 4.2(k):

     Notwithstanding the foregoing, Shares of each Class shall represent an equal proportionate interest in the assets belonging to the applicable Class within that Series, subject to the liabilities of that particular Class. Shares of each Class shall also represent an interest in the assets belonging to such Series which shall be proportionate to the relative aggregate net asset value of such Class relative to the aggregate net asset value of the other Class within said Series, subject to the liabilities of that particular Series.

8.   The following is hereby added to the conclusion of Article IV, Section
4.2(m):

     , or as may otherwise be described in the Trust's then effective registration statement under the Securities Act of 1933.

     Except as hereinabove and hereinbefore modified, all other terms and conditions set forth in the Declaration shall be and remain in full force and effect.

     WITNESS our hands this 25th day of May, 1994.



/s/C. Duane Blinn                       /s/Philip R. McLoughlin
--------------------------------        ------------------------------------
C. Duane Blinn                          Philip R. McLoughlin


/s/Robert Chesek                        /s/James M. Oates
--------------------------------        ------------------------------------
Robert Chesek                           James M. Oates


/s/E. Virgil Conway                     /s/Philip R. Reynolds
--------------------------------        ------------------------------------
E. Virgil Conway                        Philip R. Reynolds


/s/Harry Dalzell-Payne                  /s/Herbert Roth, Jr.
--------------------------------        ------------------------------------
Harry Dalzell-Payne                     Herbert Roth, Jr.


/s/Leroy Keith, Jr.                     /s/Richard E. Segerson
--------------------------------        ------------------------------------
Leroy Keith, Jr.                        Richard E. Segerson

                               PHOENIX SERIES FUND

                        Amendment to Declaration of Trust

         We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982, October 12, 1982, February 25, 1987, October 31, 1987 and June 21, 1994, and acting pursuant to ARTICLE VII Section 7.3 of said Declaration of Trust, hereby further amend said Declaration of Trust, effective July 15, 1994 by

         (1) deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

                  Without limiting the authority of the Trustees set forth in
                  Section 4.1 to establish and designate any further Series, the following seven Series are hereby established and designated:
                  "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", "Phoenix U.S. Stock Fund Series", "Phoenix High Yield Fund Series", "Phoenix Money Market Fund Series", and "Phoenix U.S. Government Securities Fund Series". All shares of beneficial interest of the Phoenix Stock Fund Series outstanding as of July 15, 1994 shall be classified as shares of the Phoenix U. S. Stock Fund Series.

WITNESS our hands this 24th day of August, 1994.




/s/ C. Duane Blinn                           /s/ Philip R. McLoughlin
--------------------------------             ---------------------------------
C. Duane Blinn                               Philip R. McLoughlin


/s/ Robert Chesek                            /s/ James M. Oates
--------------------------------             ---------------------------------
Robert Chesek                                James M. Oates


/s/ E. Virgil Conway                         /s/ Philip R. Reynolds
--------------------------------             ---------------------------------
E. Virgil Conway                             Philip R. Reynolds


/s/ Harry Dalzell-Payne                      /s/ Herbert Roth, Jr.
--------------------------------             ---------------------------------
Harry Dalzell-Payne                          Herbert Roth, Jr.


/s/ Leroy Keith, Jr.                         /s/ Richard E. Segerson
--------------------------------             ---------------------------------
Leroy Keith, Jr.                             Richard E. Segerson